UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 17, 2010

XODTEC LED, INC.

(Exact name of registrant as specified in Charter)

Nevada	333-148005	20-8009362
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2F, No. 139, Jian 1st Rd.
Jhonghe City. Taipei County 235
Taiwan, Republic of China

 (Address of Principal Executive Offices)

(886) 02-2228-6276

 (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 – 9725
E-mail: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                Amendment to Articles of Incorporation or Bylaws.

On March 17, 2010, the Company filed an Amended and Restated Articles of Incorporation which, among other provisions:

(i)             Changed the Company’s corporate name from Xodtec Group USA, Inc. to Xodtec LED, Inc.; and

(ii)            Changed the par value of the preferred stock from $0.0001 per share to $0.001 per share; and

(iii)           Restored the 10,000,000 unissued shares of preferred stock which had previously been designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”) pursuant to a Certificate of Designation which was filed with the Secretary of State on December 14, 2009 to the status of authorized and unissued shares of preferred stock with no designation as to class or series.

The foregoing description of the Restated Articles of Incorporation and the Statement of Designation is a summary and is not complete.  Reference is made to the Amended and Restated Articles of Incorporation, which is filed as Exhibit 3.1 to this Form 8-K.

Item 9.01            Financial Statements and Exhibits.

Exhibits
       3.1              Amended and Restated Articles of Incorporation of Xodtec LED, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2010		Xodtec LED, Inc.

	By:	/s/ Yao-Ting Su
Yao-Ting Su
Chief Executive Officer

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